EXHIBIT 99.1

HORIZON SPACE ACQUISITION I CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE

EXTRAORDINARY GENERAL MEETING TO BE HELD ON [__], 2025

The undersigned hereby appoints Mingyu Li (the “Proxy”), who independently has the power to appoint a substitute, and hereby authorizes the Proxy to represent and vote, as designated below, all the shares of Horizon Space Acquisition I Corp. (“HSPO”) held of record by the undersigned at the close of business on [__], 2025 at the extraordinary general meeting to be held at [__] a.m., Eastern Time, on [__], 2025, or any adjournment or postponement thereof (the “Extraordinary General Meeting”) and authorizes and instructs said proxy to vote in the manner directed below. You will be able to attend the Extraordinary General Meeting at the offices of Robinson & Cole LLP located at 666 Third Avenue, 20th Floor, New York, NY 10017, and virtually via teleconference using the following dial-in information: [__] (Access Code: [__])

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF YOU RETURN A SIGNED AND DATED PROXY BUT NO DIRECTION IS MADE, YOUR ORDINARY SHARES WILL BE VOTED “FOR” THE PROPOSALS SET FORTH BELOW. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. This proxy authorizes the above designated proxy to vote in his discretion on such other business as may properly come before the Extraordinary General Meeting or any adjournments or postponements thereof to the extent authorized by Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” OF PROPOSAL 1, PROPOSAL 2, PROPOSAL 3, PROPOSAL 4, PROPOSAL 5, PROPOSAL 6 AND PROPOSAL 7 SET FORTH BELOW.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK

PROPOSAL 1 — The Business Combination Proposal: To consider and approve, by way of an ordinary resolution, a proposal to (a) adopt and approve the entry into and execution of the Agreement and Plan of Merger (the “Business Combination Agreement”) dated September 16, 2024, by and among HSPO, Squirrel Enlivened Technology Co., Ltd, Squirrel Enlivened International Co., Ltd and Squirrel Enlivened Overseas Co., Ltd (“Merger Sub”) and other Transaction Documents, and (b) approve the Transactions (as defined in the accompanying Proxy Statement).

For	Against	Abstain
☐	☐	☐

PROPOSAL 2 — The Merger Proposal — To consider and approve, by way of a special resolution, a proposal and authorize the Plan of Merger and to authorize the Merger of Merger Sub with and into HSPO in accordance with the Plan of Merger with HSPO being the surviving company following the Merger.

For	Against	Abstain
☐	☐	☐

PROPOSAL 3 — The Amended M&A Proposal — To consider and approve, by way of a special resolution, a proposal to approve, with effect from the effective time of the Merger, the amended and restated memorandum and articles of association of HSPO currently in effect be amended and restated by the deletion in their entirety and the substitution in their place of the proposed amended and restated memorandum and articles of association of HSPO (the “Amended M&A”)

For	Against	Abstain
☐	☐	☐

PROPOSAL 4 — The Authorized Share Capital Amendment Proposal — To consider and approve, by way of an ordinary resolution, a proposal to approve, with effect from the Merger Effective Time, the reclassification and re-designation of (a) 490,000,000 issued and unissued HSPO Ordinary Shares of a par value of $0.0001 each to 490,000,000 issued and unissued ordinary shares of a par value of $0.0001 each; and (b) 10,000,000 authorized but unissued preference shares of a par value of $0.0001 each to 10,000,000 authorized but unissued ordinary shares of a par value of $0.0001 each (the “Re-designation”) so that following such Re-designation, the authorized share capital of HSPO shall be $50,000 divided into 500,000,000 ordinary shares of a par value of $0.0001 each.

For	Against	Abstain
☐	☐	☐

PROPOSAL 5 — The Change of Director Proposal — To consider and approve, by way of an ordinary resolution, a proposal to appoint Angxiong Zhao as the sole director of HSPO being the surviving company following the Merger.

For	Against	Abstain
☐	☐	☐

PROPOSAL 6 — The Name Change Proposal — To consider and approve, by way of a special resolution, a proposal to the change of name of HSPO from “Horizon Space Acquisition I Corp.” to “Squirrel Enlivened Global Co., Ltd”.

For	Against	Abstain
☐	☐	☐

PROPOSAL 7 — The Adjournment Proposal — To approve by, way of an ordinary resolution, to adjourn the Extraordinary General Meeting to a later date or dates or sine die, if necessary, to permit further solicitation and vote of proxies if, at the time of the Extraordinary General Meeting, there are not sufficient votes for, or otherwise in connection with, the approval of the foregoing proposals at the Extraordinary General Meeting

For	Against	Abstain
☐	☐	☐

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For address change/comments, mark here. ☐

(see reverse for instructions)

Please indicate if you intend to attend this meeting    ☐ YES             ☐ NO

Signature of Shareholder:	______________________________
Date:	______________________________

Name shares held in (Please print):	Account Number (if any):

No. of Shares Entitled to Vote:	Share Certificate Number(s):

Note:

Please sign exactly as your name or names appear in the Company’s share transfer books. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.

If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.

If the signer is a partnership, please sign in partnership name by authorized person.

Please provide any change of address information in the spaces below in order that we may update our records:

Address:	_________________________________________________________

____________________________________________________

Shareholder’s Signature

Shareholder’s Signature

Signature should agree with name printed hereon. If share is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS SET FORTH IN PROPOSALS 1,  2, 3, 4, 5, 6 AND 7 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE EXTRAORDINARY GENERAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

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